Exhibit 23.2


                                 DALE MATHESON
                              CARR-HILTON LABONTE
                   C H A R T E R E D   A C C O U N T A N T S

                             #610 - 938 Howe Street
                             Vancouver, BC  Canada
                                    V6Z 1N9
                         Telephone       (604) 682-2778
                         Facsimile       (604) 689-2778
                          Email    info@labonteco.com

Exhibit 23.2

February 9, 2004

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Avalon Gold Corporation - Stock Incentive and Option Plan S-8 Registration of 4,050,000 shares

Dear Sir/Madame:

As Chartered Accountants, we hereby consent to the inclusion or incorporation by reference in the Form S-8 Registration Statement dated February 9, 2004, of the following:

Our report (fka Labonte & Co.) dated February 21, 2003 to the Stockholders and Board of Directors on the financial statements of the Company as at December 31, 2002 and 2001 and for the year ended December 31, 2002, and December 31, 2001 on Form 10-KSB.

Sincerely,

"Dale Matheson Carr-Hilton LaBonte"


DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants